Exhibit 5.1

300 Colorado Street, Suite 2400
Austin, TX 78701
Tel: +1.737.910.7300 Fax: +1.737.910.7301
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
August 30, 2024	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

TXO Partners, L.P

400 West 7th Street

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-3

To the addressee set forth above:

We have acted as special counsel to TXO Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (a) for issue and sale by the Partnership of up to $250,000,000 aggregate offering amount of (i) common units representing limited partnership interests in the Partnership (“Common Units”), (ii) preferred units representing limited partnership interests in the Partnership (“Preferred Units”), (iii) partnership securities representing limited partner interests or additional equity interests in the Partnership (“Partnership Securities”), (iv) warrants to purchase Common Units, Preferred Units or Partnership Securities (the “Warrants”), and (v) rights to purchase Common Units, Preferred Units or Partnership Securities (the “Rights”), and (b) of up to 2,500,000 Common Units to be resold from time to time by certain unitholders of the Partnership (the “Selling Unitholder Units”). The Common Units, Preferred Units, Partnership Securities, Rights, Warrants, and Selling Unitholder Units, plus any additional Common Units, Preferred Units, Partnership Securities, Rights, Warrants, and Selling Unitholder Units that may be registered pursuant to any subsequent registration statement that the Partnership may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Partnership contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and, with respect to paragraph 4 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and numbers of Common Units that do not exceed the total amounts and numbers of Common Units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Common Units will be validly issued and, under the DRULPA, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

2.

When an issuance of Preferred Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and numbers of Preferred Units that do not exceed the total amounts and numbers of Preferred Units authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Preferred Units will be validly issued and, under the DRULPA, purchasers of the Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of Preferred Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

3.

When an issuance of Partnership Securities has been duly authorized by all necessary limited partnership action of the Partnership, issuance, upon delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and numbers of Partnership Securities that do not exceed the total amounts and numbers of Partnership Securities authorized by the board of directors of the general partner of the Partnership in connection with the offering contemplated by the applicable Prospectus, such Partnership Securities will be validly issued and, under the DRULPA, purchasers of the Partnership Securities will have no obligation to make further payments for their purchase of Partnership Securities or contributions to the Partnership solely by reason of their ownership of Partnership Securities or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

4.

When the applicable warrant agreement or rights agreement has been duly authorized, executed and delivered by all necessary limited partnership action of the Partnership, and when the specific terms of a particular issuance of Warrants or Rights, as applicable, have been duly established in accordance with the terms of the applicable warrant agreement or rights agreement and authorized by all necessary limited partnership action of the Partnership, and such Warrants or Rights, as applicable have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement or rights agreement and in the manner contemplated by the applicable Prospectus and by such limited partnership action (assuming the securities issuable upon exercise of such Warrants or Rights, as applicable, have been duly authorized by all necessary limited partnership action), such Warrants or Rights, as applicable, will be the legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

5.

The Selling Unitholder Units have been validly issued by the Partnership and, under the DRUPLA, purchasers of the Selling Unitholder Units will have no obligation to make payments to the Partnership for their purchase of the Selling Unitholder Units or contributions to the Partnership solely by reason of their ownership of the Selling Unitholder Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Rights and Warrants (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Partnership, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP